UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXCO RESOURCES, INC.

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Explanatory Note

EXCO Resources, Inc., a Texas corporation (the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2017 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “Annual Meeting”). The Company has not yet filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the Annual Meeting.

Presentation Materials

Attached hereto is a slide presentation that the Company published on its website on March 20, 2017 for use in connection with its Fourth Quarter and Full Year 2016 Results Conference Call, which took place on March 20, 2017.

Important Information for Investors and Shareholders

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

The proposals to be presented at the Annual Meeting are expected to be submitted to the shareholders of the Company for their consideration pursuant to a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that will be filed by the Company with the SEC and mailed to the Company’s shareholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT THAT IS FILED WITH THE SEC CAREFULLY AND IN ITS ENTIRETY AS IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Investors and shareholders will be able to obtain free copies of the Proxy Statement and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company will make available free of charge at www.excoresources.com (in the “Investor Relations” section), copies of materials it files with, or furnishes to, the SEC, or investors and shareholders may contact the Company at (214) 368-2084 to receive copies of documents that it files with or furnishes to the SEC.

Participants in the Proxy Solicitation

The Company and certain of its respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Annual Meeting. Information about the directors and officers of the Company is set forth in its Definitive Proxy Statement on Schedule 14A for its 2016 annual meeting of shareholders, which was filed with the SEC on April 6, 2016, as well as its Current Reports on Form 8-K filed with the SEC on April 7, 2016, May 24, 2016, August 22, 2016, October 25, 2016, February 2, 2017 and March 3, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Fourth Quarter & Full Year 2016 Review
Hal Hickey Chief Executive Officer Harold Jameson Chief Operating Officer Tyler Farquharson Chief Financial Officer
March 20, 2017

# Strategic Plan Update

| Focus Area | # | Improvement Plan | Update |
|---|---|---|---|
| *Liability Management* | 1 | Improve Debt Structure To Provide Structural Liquidity | • Issued $300MM in new 1.5 Lien Notes and exchanged $683MM in existing 2nd Lien Term Loans for new 1.75 Lien Term Loans. These instruments allow for the Company to pay interest in either common shares or additional debt<br>• Credit Agreement amended to establish a borrowing base of $150MM; amendments allow for the issuance of 1.5 Lien Notes and 1.75 Lien Term Loans and modification of certain covenants<br>• Liquidity pro forma for recent transactions totals $182MM<br>• Continuing to evaluate repurchase of 2018 and 2022 unsecured notes. The Company currently has $132MM outstanding on its 2018 Notes and $70MM outstanding on its 2022 Notes |
| | 2 | Restructure Gathering And Transportation Contracts To Provide Liquidity | • Negotiating with midstream and transportation providers to restructure gathering and transportation contracts<br>• Significant amount of underutilized capacity and fee structures above current market rates |
| *Operational Performance* | 3 | Reduce LOE and G&A Load To Reduce Fixed Cost Burden | • Divested non-core, conventional assets in Pennsylvania and West Virginia which had the highest LOE per Mcfe in the Company's portfolio; footprint in Marcellus, Upper Devonian and Utica remains unchanged post sale<br>• Decreased LOE costs by 35% in '16 compared to '15<br>• Adjusted G&A decreased by 39% in '16 compared to '15, excluding equity based compensation, restructuring and severance costs |
| | 4 | Improve Drilling And Completion Performance To Improve Capital Returns | • Enhanced completions in the Haynesville with 2,700 lbs/ft have improved EUR/ft to 2.3 Bcf/1,000 ft in NLA and to 2.6 Bcf/1,000 ft in ETX<br>• Company is implementing larger completion designs in 2017, increasing proppant amount from 2,700 lbs/ft to 3,500 lbs/ft<br>• Achieved the lowest Haynesville development cost per completed lateral ft in EXCO's history ($1,150/ft with most recent NLA wells in 2016) |
| *Capital Deployment* | 5 | Implement A "Liquidity Driven" Prioritized Capital Allocation System To Ensure Highest And Best Use Of Capital | • Measuring capital allocation decisions against liquidity intensity benchmark<br>• Evaluating potential sale of South Texas asset; proceeds from sale would primarily be redeployed to develop the Company's position in North Louisiana and East Texas |

2

$300 Million Issuance Of Secured Debt To Provide Liquidity For Drilling Program
Item Key Highlights
Secured Debt With Low Interest is payable on the 1.5 Lien Notes in cash at a rate of 8% per annum, or at EXCO’s Cash Coupon With option, payable in EXCO’s common shares or additional 1.5 Lien Notes at a rate of 11%
1 Optionality per annum, subject to certain limitations
Interest payable on the 1.75 Lien Term Loans in cash at a rate of 12.5% per annum, or at EXCO’s option, payable in EXCO’s common shares or additional 1.75 Lien Term Loans at a rate of 15% per annum, subject to certain limitations Provided Liquidity For Increased pro forma liquidity by $116MM
Capital Investment Provides EXCO the optionality to reduce cash interest payments up to $109MM1 per Program year, or $433MM1 through maturity, through the issuance of common shares or 2 additional indebtedness on 1.5 Lien Notes and 1.75 Lien Term Loans, subject to certain restrictions
EXCO intends to deploy this capital towards the 850 gross (280 net) operated locations in our portfolio with rates of return in excess of 25% Obtained Covenant The Second Lien Terms Loans were amended, with the consent of the exchanging Relief lenders, to permit the issuance of the 1.5 Lien Notes and 1.75 Lien Term Loans, and 3 eliminate substantially all of the covenants and events of default
Amended Credit Agreement to establish a borrowing base of $150 million, permit the issuance of the 1.5 Lien Notes and the 1.75 Lien Term Loans, and modify certain financial covenants
4 Extended Runway Extended weighted average debt maturity from 3.0 years to 3.9 years, 30% improvement Improved Long Term Established structural liquidity to deploy capital towards EXCO’s portfolio of drilling
5 Value opportunities with high rates of return
Warrants have $0.93/share strike price, which represents approximately a 50% premium to our current share price
1. Assumes all interest is paid in common shares or additional indebtedness 3

# Capital Transaction Detail

## Sources & Uses $MM 1

| Sources Of Cash | |
|---|---|
| New 1.5 Lien Notes | 300 |
| | |
| Subtotal, Sources of Cash | 300 |
| **Uses of Cash** | |
| Repay Credit Agreement[1] | 254 |
| 1.5 Lien Commitment Fee | 4 |
| 2nd Lien Amendment Fee | 9 |
| Fees and Expenses | 12 |
| Cash to Balance Sheet[2] | 22 |
| | |
| Subtotal, Uses Of Cash | 300 |

## Cap Table $MM 2

| | 12/31/2016 | Pro Forma | % Change |
|---|---|---|---|
| Cash And Restricted Cash[2] | 20 | 42 | 110% |
| Credit Agreement[1] | 229 | 0 | (100)% |
| 1.5 Lien Notes | 0 | 300 | N/A |
| 1.75 Lien Term Loans | 0 | 683 | N/A |
| 2nd Lien Term Loans | 700 | 17 | (98)% |
| 2018 Unsecured Notes | 132 | 132 | 0% |
| 2022 Unsecured Notes | 70 | 70 | 0% |
| Gross Debt | 1,131 | 1,202 | 6% |
| Net Debt | 1,111 | 1,160 | 4% |
| **Key Metrics** | | | |
| Borrowing capacity on revolver | 285 | 150 | (47)% |
| Liquidity | 66 | 182 | 176% |

## Warrants Q4 16; Mixed Measures 3

| | Unit | Warrants Strike Price | Warrants Outstanding[3] | Common Shares Outstanding |
|---|---|---|---|---|
| Common Shares Outstanding (as of 12/31/2016) | $/MM | | | 283.0 |
| Financing Warrants | $/MM | 0.93 | 322.6 | |
| Commitment Fee Warrants | $/MM | 0.01 | 6.5 | |
| Amendment Fee Warrants | $/MM | 0.01 | 19.9 | |

1. Balance includes amount drawn on revolver of $229 million at December 31, 2016, plus additional borrowings of $25 million incurred subsequent to December 31, 2016.
2. Pro forma cash is equal to cash and restricted cash at 12/31/2016 plus cash to balance sheet from sources & uses table
3. The exercisability of the warrants are subject to conditions including the receipt of shareholder approval. The amount of actual common shares purchased by the exercise of the Financing Warrants could be significantly lower than the amount depicted depending on the holder's election of either cash or cashless exercise.

4

# EXCO Overview: Three Concentrated Resource Positions

## Operating Area Overview 1

| | |
|---|---|
| **East Texas and North Louisiana** | |
| Net Acres/%HBP[1] | 96,300/87% |
| Q4 '16 Operated Rigs | 0 |
| Q4 '16 Net Production (Mmcfe/d) | 209 |
| 12/31/16 Proved Reserves (Bcfe)[2] | 1,110 |
| **South Texas** | |
| Net Acres/% HBP[1] | 49,300/95% |
| Q4 '16 Operated Rigs | 0 |
| Q4 '16 Net Production (Boe/d) | 4,500 |
| 12/31/16 Proved Reserves (Bcfe)[2] | 155 |
| **Appalachia and Other** | |
| Net Acres/% HBP[1] | 184,100/93% |
| Q4 '16 Operated Rigs | 0 |
| Q4 '16 Net Production (Mmcfe/d) | 27 |
| 12/31/16 Proved Reserves (Bcfe)[2] | 238 |
| **Total** | |
| Net Acres/% HBP[1] | 329,700/92% |
| Q4 '16 Operated Rigs | 0 |
| Q4 '16 Net Production (Mmcfe/d) | 263 |
| 12/31/16 Proved Reserves (Bcfe)[2] | 1,503 |

## Core Basins 2



Appalachia
East Texas / North Louisiana
South Texas

## Net Production[3] 15-16; Mmcfe/d 3



339
361
340
319
295
296
288
263
Q1 15
Q2 15
Q3 15
Q4 15
Q1 16
Q2 16
Q3 16
Q4 16

1. As of December 31, '16.
2. Proved reserves were based on December 30, 2016 NYMEX futures prices, in each case adjusted for geographical and historical differentials. The NYMEX proved reserves disclosed differ from proved reserves that would be prepared based on the methodology prescribed by GAAP primarily due to the oil and natural gas prices and the development plans utilized in the classification of undeveloped locations. This measure should not be purported to be in accordance with GAAP nor is it indicative of the Company's proved reserves if they were prepared in accordance with GAAP.

5

Improve Drilling And Completion Performance To Improve Capital Returns
NLA Cumulative Gas vs. Time ETX Cumulative Gas vs. Time
Mcf; Days 1 Mcf; Days 2
3,500,000 4,500,000
4,000,000 3,000,000 60% 3,500,000
2,500,000 23% 3,000,000 2,000,000 87% 2,500,000 1,500,000 2,000,000 1,000,000 1,500,000 1,000,000 500,000 500,000
- -
0 40 80 120 160 200 240 0 50 100 150 200 250 300 350 400
NLA Caddo Type Curve Progression
Well Performance 3 2016+; Bcf/1000’ 4
• Wells with ~2,700 lb/ft completions performance exceeding expectations NPV-10 (8/8ths) of Target is $10.7MM, up from $8.6MM at YE ‘15
• Larger stimulation design having positive impact on existing wells
0.18
• Larger completions and longer laterals delivering 147% more volume in 0.20 approximately 200 days on line in NLA
• Three long lateral wells in NLA turned-to-sales in Q3 ‘16 averaged $8.8MM/well 1.98
1.60
• Larger completions delivering 23% more volume in approximately 350 days online in ETX
• Most recent well TTS in the southern area of ETX in Q1 ‘16 cost $10.3MM. This well was drilled in the deepest part of the Haynesville play to a TVD of >14,500’ YE ‘15 Proved YE ‘16 Proved 3500 lbs./ft. Target EUR/1000’ (BCF) EUR/1000’ (BCF) Proppant
NLA and ETX wells continue to exceed expectations; pressure decline is currently <10 psi/day and volumes continue to exceed type curve expectations

High Quality Drilling Inventory
Drilling Inventory1
Breakeven Price Required for 25% IRR ($/Mcf)2; Gross/Net Locations 1
$4.00 250
331 Gross Locations (95 Net) with Breakeven Prices Below $3.00/Mcf
$3.53 $3.43 $3.50 $3.23 $3.18 $3.03 200 $3.00 $2.81 $2.86 $2.78 $2.49 168/78 $2.50 $2.46 $2.33 $2.23 150
$2.00
/MCF $ 102/27 100Locations $1.50 Gross 81/18
$1.00 65/17 63/25
57/13 57/10 50 46/12 48/21 43/15 $0.50 20/9 23/9
$0.00 0
NLA NLA ETX NLA ETX APP ETX ETX APP NLA APP ETX CADDO DESOTO CORE HIGHLANDER CADDO HIGHLANDER EAST JEBEL HSVL JEBEL SOUTH WEST HOLLY BOSSIER ARMSTRONG JEBEL NORTH
(7,500’ LL) (4,500’ LL) HSVL (4,500’ LL) BSSR LYCOMING (7,500’ LL) BSSR LYCOMING (7,500’ LL) (5,800’ LL) BSSR (6,400’ LL) (6,500’ LL) NORTH (7,500’ LL) (5,200’ LL) (7,500’ LL) (5,800’ LL)
Breakeven Prices (25% ROR)
EXCO has more than 19 years of economic drilling locations with a 4 rig program drilling 41 wells per year
1. Excludes South Texas locations.
2. Breakeven figures are wellhead returns 7

# Financial And Operational Results

| | | Quarter-to-Date | | | | | Year-to-Date | | |
|---|---|---|---|---|---|---|---|---|---|
| | | 4Q 16 | 3Q 16 | | 4Q 15 | | 4Q 16 | 4Q 15 | |
| Factors | Unit | Actual | Actual | % Change[1] | Actual | % Change[1] | Actual | Actual | % Change[1] |
| Rig Count | # | 0 | 0 | 0 | 3 | (100) | 1 | 4 | (75) |
| Gross/Net Wells Drilled | # | 0/0.0 | 0/0.0 | 0 | 6/2.7 | (100) | 6/5.2 | 37/17.8 | (71) |
| Gross/Net Wells Turned To Sales | # | 1/0.4 | 3/2.7 | (85) | 8/4.3 | (91) | 15/9.2 | 68/29.2 | (68) |
| **Production** | | | | | | | | | |
| Oil | Mbbl | 381 | 391 | (3) | 609 | (37) | 1,769 | 2,342 | (24) |
| Natural Gas | Bcf | 21.9 | 24.1 | (9) | 25.7 | (15) | 93.8 | 109.9 | (15) |
| Total | Bcfe | 24.2 | 26.5 | (9) | 29.3 | (17) | 104.4 | 124.0 | (16) |
| Total Daily | Mmcfe/d | 263 | 288 | (9) | 319 | (18) | 285 | 340 | (16) |
| **Realized Price Differentials** | | | | | | | | | |
| Oil | $/Bbl | (2.86) | (3.57) | (20) | (4.57) | (37) | (4.30) | (4.78) | (10) |
| Natural Gas | $/Mcf | (0.50) | (0.54) | (7) | (0.63) | (21) | (0.51) | (0.61) | (16) |
| **Financial Results** | | | | | | | | | |
| Lease Operating Expense | $/Mcfe | 0.36 | 0.33 | 9 | 0.41 | (12) | 0.33 | 0.43 | (23) |
| Production Taxes | $/Mcfe | 0.09 | 0.14 | (36) | 0.21 | (57) | 0.15 | 0.18 | (17) |
| Gathering And Transportation | $/Mcfe | 1.10 | 1.06 | 4 | 0.86 | 28 | 1.02 | 0.80 | 28 |
| Adj. General And Administrative[2] | $MM | 6 | 7 | (11) | 12 | (50) | 28 | 46 | (39) |
| Interest Expense[3] | $MM | 16 | 16 | 0 | 21 | (24) | 66 | 101 | (35) |
| Adj. EBITDA[4] | $MM | 26 | 25 | 4 | 47 | (45) | 96 | 233 | (59) |
| Capital Expenditures | $MM | 8 | 14 | (43) | 35 | (77) | 78 | 277 | (72) |

1. Percentage change calculated using net wells drilled and net wells turned to sales, respectively.
2. Adjusted General and Administrative is a non-GAAP measure. See appendix for definition and reconciliation.
3. Interest expense excludes the amortization of debt issuance costs, discount on notes and capitalized interest. In addition, cash payments under the Exchange Term Loan are not considered interest expense per ASC 470-60 and are excluded from the cash interest expense amounts shown. EXCO's payments on the Exchange Term Loan in '16 total $50.0 million.
4. Adjusted EBITDA is a non-GAAP measure. See appendix for definition and reconciliation.

8

Actuals To Guidance Comparison
Three Months Ended
4Q 16 4Q 16 Guidance 1Q 17 Guidance Factors Unit Actual Low High Low High Wells Spud (Gross/Net) # 0/0.0 0/0.0 5/3.9 Wells Turned To Sales (Gross/Net) # 1/0.4 0/0.0 0/0.0 Production Oil Mbbl 381 335 355 300 320 Natural Gas Bcf 21.9 21.5 22.3 19.4 20.1 Total Bcfe 24.2 23.5 24.4 21.2 22.1 Total Daily Mmcfe/d 263 255 265 235 245 Realized Price Differentials Oil $/Bbl (2.86) (3.00) (4.00) (3.00) (4.00) Natural Gas $/Mcf (0.50) (0.50) (0.60) (0.50) (0.60) Financial Results Lease Operating Expense $/Mcfe 0.36 0.35 0.40 0.40 0.45 Production Taxes $/Mcfe 0.09 0.15 0.20 0.15 0.20 Gathering And Transportation $/Mcfe 1.10 1.05 1.10 1.20 1.25 General And Administrative1 $MM 10 9 10 9 10 Interest Expense2 $MM 16 16 18 24 28
1. Excludes equity based compensation expense.
2. Interest expenses exclude the amortization of debt issuance costs, discount on notes and capitalized interest. In addition, cash payments under the Exchange Term Loan are not considered interest expense per ASC 470-60 and are excluded from the cash interest expenses amounts shown. EXCO’s expected payments on the Exchange Term Loan in ‘16 are $50.0 million. 9

Hedge Positions
Twelve Months Ended Twelve Months Ended 12/31/17 12/31/18
Factors Unit Volume Price Volume Price
Natural Gas
Bbtu,
Fixed Price Swaps - Henry Hub $/Mmbtu 38,300 3.02 3,650 3.15 Collars - Henry Hub Bbtu 10,950    Sold Call Options $/Mmbtu 3.28    Purchased Put Options $/Mmbtu 2.87 Oil Fixed Price Swaps - WTI Mbbl, $/Bbl 183 50.00 - - Percent Hedged1 Natural Gas % 71 11 Oil % 15 -
1. Percent hedged based on PDP production forecast. 10

Appendix

Key Transaction Terms
Item
Format • $300MM 1.5 Lien Notes
1 • $683MM of existing 2nd Lien Term Loans exchanged for new 1.75 Lien Term Loans Issue Price • 100%
2 Closing Date • March 15, 2017
3 Maturity Date • March 20, 2022
4 Use of Proceeds • Repay revolver borrowings, transaction fees and general corporate purposes
5 1.5 Lien Interest Rate • 8.0% cash
• 11.0% PIK
6 • PIK interest converted into shares of common stock at 20-day VWAP or additional indebtedness as of each interest payment date
• Company can pay in-kind any interest payment on or prior to December 31, 2018
• Ability for Company to pay interest in-kind beyond 2018 will be governed by a liquidity scale
Financing Warrants • 322.6MM 5 year tenor warrants issued to holders of new 1.5 Lien Notes with an exercise price of $0.93/share
7 1.5 Lien Commitment Fee • Fee equal 3% of the aggregate principal amount of 1.5 Lien Notes paid to new holders
8 • 6.5MM penny warrants issued
• $4.5MM cash fees paid
9 2nd Lien Exchange • Interest on the new 1.75 Lien Term Loans can be paid in equity or additional debt at Company’s option
1.75 Lien Interest Rate • 12.5% cash
10 • 15.0% PIK
2nd Lien Amendment Fee • Amendment fee equal to 10% of outstanding common stock paid to all exchanging 2nd Lien holders
• 19.9MM penny warrants issued

• $8.6MM cash fees paid
Shareholder Approval • If requisite shareholder approvals are not obtained by the end of the 6th month after closing, the cash interest rate on the 1.5 Lien Notes 12 will increase to 15% and the PIK interest rate will increase to 20% Default • Upon the occurrence of an event of default, the cash interest rate and the PIK interest rate will each increase by an additional 2% on the
13 1.5 Lien Notes and 1.75 Lien Term Loans
Credit Agreement • Borrowing base reduced from $325MM to $150MM with flexibility under 1.5 Lien Notes to increase facility size up to $200MM
14

# Single Well Economics – Internal Type Curves

| | | Unit | NLA DeSoto Core | NLA Caddo X-Unit Lateral | NLA Caddo Standard Lateral | NLA Bossier X-Unit Lateral | ETX Shelby HSVL | ETX Highlander HSVL | ETX Highlander BSSR |
|---|---|---|---|---|---|---|---|---|---|
| 1 | Target Lateral Length | Ft | 4,500 | 7,500 | 4,500 | 7,500 | 7,500 | 6,500 | 6,500 |
| 2 | Gross Locations | # | 20 | 46 | 23 | 168 | 63 | 57 | 65 |
| 3 | Net Locations | # | 9 | 12 | 9 | 78 | 25 | 13 | 17 |
| 4 | WI | % | 43 | 25 | 37 | 46 | 39 | 23 | 26 |
| 5 | NRI | % | 33 | 19 | 28 | 36 | 31 | 18 | 20 |
| 6 | Spacing | Acres | 136 | 227 | 136 | 227 | 241 | 221 | 223 |
| | Type Curve | | | | | | | | |
| 7 | IP | Mcf/d or Boe/d | 14,000 | 17,600 | 13,200 | 10,900 | 9,300 | 11,500 | 9,500 |
| 8 | Phase I – Duration Month | Month | 16 | 16 | 16 | 12 | 12 | 18 | 16 |
| 9 | Phase I – B Factor | x | 0 | 0 | 0 | 0 | 0 | 0 | 0 |
| 10 | Phase I – Initial Decline | % | 50.00 | 40.00 | 52.00 | 41.00 | 22.00 | 22.00 | 22.00 |
| 11 | Phase II – Duration Month | Month | 10 | 10 | 10 | 14 | 15 | 54 | 56 |
| 12 | Phase II – B Factor | x | .6 | .6 | .6 | .6 | .6 | .6 | .6 |
| 13 | Phase II – Initial Decline | % | 51.04 | 51.82 | 51.04 | 36.77 | 41.60 | 41.60 | 40.81 |
| 14 | Phase III – Duration Month | Month | 16 | 16 | 16 | 16 | 9 | 24 | 24 |
| 15 | Phase III – B Factor | x | 1 | 1 | 1 | 1 | 1 | 1 | 1 |
| 16 | Phase III – Initial Decline | % | 42.33 | 42.33 | 42.33 | 37.42 | 38.83 | 24.73 | 24.73 |
| 17 | Phase IV – Initial Decline | % | 32.34 | 32.34 | 32.34 | 26.29 | 35.98 | 22.34 | 22.34 |
| 18 | Terminal Decline | % | 6 | 6 | 6 | 6 | 6 | 6 | 6 |
| 19 | Wellhead EUR | Bcf/Mbo | 9.9 | 14.9 | 8.9 | 12 | 11.3 | 14.1 | 11.7 |
| 20 | EUR per 1,000' (lateral length) | Bcf or Mbo | 2.20 | 1.98 | 1.98 | 1.60 | 1.50 | 2.20 | 1.80 |
| 21 | D&C/Pumping Unit | $MM | 6.8 | 9.3 | 6.8 | 11.2 | 9.5 | 10.0 | 9.6 |
| 22 | LOE Fixed | $/month | 1,770 | 1,770 | 1,770 | 1,770 | 3,034 | 2,690 | 2,690 |
| 23 | Variable/Gathering Expense | $/mcf,$/bbl | .02/.47 | .02/.47 | .02/.47 | .02/.47 | 0.03/0.29 | 0.02/0.31 | 0.02/0.31 |
| 24 | SWD Expense | $/mcf | .03 | .03 | .03 | .04 | .05 | .04 | .04 |
| | Single Well Returns | | | | | | | | |
| 25 | NPV10 (8/8ths)[1] | $MM | 6.9 | 10.7 | 5.5 | 3.5 | 4.9 | 8.4 | 5.5 |
| 26 | IRR[1] | % | 100 | 100 | 95 | 26 | 40 | 62 | 42 |
| 27 | Breakeven Flat Price (25%) | $/MMBTU or $/BBL | 2.33 | 2.23 | 2.49 | 3.23 | 2.86 | 2.46 | 2.78 |
| 28 | PV/I, Disc | x | 2.03 | 2.16 | 1.82 | 1.32 | 1.52 | 1.85 | 1.58 |

1. Economics based on NYMEX futures prices as of December 30, 2016, including natural gas prices per MMBtu of $3.63 for 2017, $3.14 for 2018, $2.87 for 2019, $2.88 for 2020, $2.90 for 2021, $2.93 for 2022, $3.02 for 2023, $3.16 for 2024 and $3.31 thereafter.

13

# Non-GAAP Measures and Reconciliations

## Consolidated EBITDA and Adjusted EBITDA Reconciliations

| (in thousands) | Three Months Ended December 31, 2016 | Three Months Ended September 30, 2016 | Three Months Ended December 31, 2015 | Year Ended December 31, 2016 | Year Ended December 31, 2015 |
|---|---|---|---|---|---|
| Net income (loss) | $ (34,699) | $ 50,936 | $ (65,595) | $ (225,258) | $ (1,192,381) |
| Interest expense | 16,252 | 16,997 | 25,260 | 70,438 | 106,082 |
| Income tax expense | 1,027 | 1,028 | — | 2,802 | — |
| Depletion, depreciation and amortization | 11,987 | 15,910 | 39,266 | 75,982 | 215,426 |
| EBITDA(1) | $ (5,433) | $ 84,871 | $ (1,069) | $ (76,036) | $ (870,873) |
| Accretion of discount on asset retirement obligations | 204 | 325 | 579 | 2,210 | 2,277 |
| Impairment of oil and natural gas properties | — | — | 205,323 | 160,813 | 1,215,370 |
| Other items impacting comparability | — | (1,062) | (252) | 23,636 | 3,889 |
| Gain on restructuring and extinguishment of debt | (83) | (57,421) | (193,276) | (119,457) | (193,276) |
| Equity loss | 7,608 | 823 | 14,239 | 16,432 | 15,691 |
| (Gain) loss on derivative financial instruments | 22,505 | (8,209) | (21,442) | 34,137 | (75,869) |
| Cash receipts of derivative financial instruments | 1,052 | 4,709 | 39,823 | 39,149 | 128,800 |
| Equity-based compensation expense | 220 | 1,417 | 3,153 | 14,778 | 7,198 |
| Adjusted EBITDA (1) | $ 26,073 | $ 25,453 | $ 47,078 | $ 95,662 | $ 233,207 |
| Interest expense | (16,252) | (16,997) | (25,260) | (70,438) | (106,082) |
| Current income tax expense | — | — | — | — | — |
| Amortization of deferred financing costs and discount | 2,006 | 2,251 | 5,911 | 9,256 | 16,994 |
| Other operating items impacting comparability and non-operating items | 5 | (21) | 233 | 437 | (3,921) |
| Changes in working capital | (8,506) | (60,351) | (20,791) | (35,331) | (6,171) |
| Net cash provided by operating activities | $ 3,326 | $ (49,665) | $ 7,171 | $ (414) | $ 134,027 |

1) Earnings before interest, taxes, depreciation, depletion and amortization ("EBITDA") represents net income (loss) adjusted to exclude interest expense, income taxes and depreciation, depletion and amortization. "Adjusted EBITDA" represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivatives, non-cash impairments of assets, equity-based compensation, income or losses from equity method investments and other operating items impacting comparability. In previous periods, the Company added back severance costs in the determination of Adjusted EBITDA. As a result of a reduction in workforce that occurred in the second quarter 2016, management reassessed this measurement and determined it is no longer considered non-recurring. Accordingly, all periods for which Adjusted EBITDA is presented include severance costs.

EXCO has presented EBITDA and Adjusted EBITDA because they are a widely used measure by investors, analysts and rating agencies for valuations, peer comparisons and investment recommendations. In addition, similar measures are used in covenant calculations required under the Credit Agreement, the indenture governing the 1.5 Lien Notes, the indenture governing the 2018 Notes, the indenture governing the 2022 Notes and the term loan credit agreement governing the 1.75 Lien Term Loans. Compliance with the liquidity and debt incurrence covenants included in these agreements is considered material to the Company. EXCO's computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in the Company's computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of the Company's operating, investing and financing activities. As such, investors are encouraged not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures. The calculation of EBITDA and Adjusted EBITDA as presented herein differ in certain respects from the calculation of comparable measures in the Credit Agreement, the indentures and the term loan credit agreements.

## Adjusted General and Administrative Expenses Reconciliations

| (in thousands) | Three Months Ended December 31, 2016 | Three Months Ended September 30, 2016 | Three Months Ended December 31, 2015 | Year Ended December 31, 2016 | Year Ended December 31, 2015 |
|---|---|---|---|---|---|
| General and administrative, GAAP | $ 10,074 | $ 10,746 | $ 17,591 | $ 48,700 | $ 58,818 |
| Less: Equity-based compensation | (220) | (1,417) | (3,153) | (14,778) | (7,198) |
| Less: Restructuring and severance costs | (3,936) | (2,697) | (2,711) | (5,645) | (5,283) |
| Adjusted general and administrative, non-GAAP measure (1) | 5,918 | 6,632 | 11,727 | 28,277 | 46,337 |

1) The Company believes this non-GAAP measure is used by investors, analysts and management for valuations, peer comparisons and other recommendations. The exclusion of equity-based compensation is important to users that are evaluating the impact of the Company's cash-based general and administrative costs on its credit metrics and ability to service its indebtedness. In addition, the exclusion of cash-based costs such as restructuring and severance assists in the comparability between periods and similar measures are used in debt covenant calculations required under certain of the Company's debt agreements. Restructuring costs include legal and advisory costs incurred in connection with the Company's strategic initiative focused on restructuring its balance sheet and gathering and transportation contracts, and severance costs relate primarily to the Company's reductions in workforce.

14

Important Information for Investors and Shareholders
This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
The requisite shareholder approval matters are expected to be submitted to the shareholders of the Company for their consideration pursuant to a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) that will be filed by the Company with the SEC and mailed to the Company’s shareholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS RELATED TO THE TRANSACTIONS DESCRIBED HEREIN THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REQUISITE SHAREHOLDER APPROVAL MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company will make available free of charge at www.excoresources.com (in the “Investor Relations” section), copies of materials it files with, or furnishes to, the SEC, or investors and shareholders may contact the Company at (214) 368-2084 to receive copies of documents that it files with or furnishes to the SEC.
Participants in the Proxy Solicitation
The Company and certain of its respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the requisite shareholder approval matters. Information about the directors and officers of the Company is set forth in its Definitive Proxy Statement on Schedule 14A for its 2016 annual meeting of shareholders, which was filed with the SEC on April 6, 2016, as well as its Current Reports on Form 8-K filed with the SEC on April 7, 2016, May 24, 2016, August 22, 2016, October 25, 2016, February 2, 2017 and March 3, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements
This presentation contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements relate to, among other things, the following:
? future financial and operating performance and results; ? business strategy; ? market prices; ? future use of derivative financial instruments; and ? plans and forecasts.
The Company based these forward-looking statements on current assumptions, expectations and projections about future events.
The Company uses the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “potential,” “project,” “budget” and other similar words to identify forward-looking statements. The statements that contain these words should be read carefully because they discuss future expectations, contain projections of results of operations or financial condition and/or state other “forward-looking” information. The Company does not undertake any obligation to update or revise any forward-looking statements, except as required by applicable securities laws. These statements also involve risks and uncertainties that could cause actual results or financial condition to materially differ from expectations in this presentation, including, but not limited to:
? fluctuations in the prices of oil and natural gas; ? the availability of oil and natural gas;
? future capital requirements and availability of financing, including limitations on our ability to incur certain types of indebtedness under our debt agreements; ? our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; ? disruption of credit and capital markets and the ability of financial institutions to honor their commitments; ? estimates of reserves and economic assumptions, including estimates related to acquisitions and dispositions of oil and natural gas properties; ? geological concentration of our reserves; ? risks associated with drilling and operating wells; ? exploratory risks, including those related to our activities in shale formations; ? discovery, acquisition, development and replacement of oil and natural gas reserves; ? outcome of divestitures of non-core assets, including the potential sale of our assets in the South Texas region; ? cash flow and liquidity; ? timing and amount of future production of oil and natural gas; ? availability of drilling and production equipment; ? availability of water, sand and other materials for drilling and completion activities; ? marketing of oil and natural gas; ? political and economic conditions and events in oil-producing and natural gas-producing countries; ? title to our properties; ? litigation; ? competition; ? our ability to attract and retain key personnel; ? general economic conditions, including costs associated with drilling and operations of our properties; ? our ability to comply with the listing requirements of, and maintain the listing of our common shares on, the New York Stock Exchange (“NYSE”);
? environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases, legislation of derivative financial instruments, regulation of hydraulic fracture stimulation and elimination of income tax incentives available to our industry; ? receipt and collectability of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments; ? decisions whether or not to enter into derivative financial instruments; ? potential acts of terrorism; ? our ability to manage joint ventures with third parties, including the resolution of any material disagreements and our partners’ ability to satisfy obligations under these arrangements; ? actions of third party co-owners of interests in properties in which we also own an interest; ? fluctuations in interest rates; ? our ability to effectively integrate companies and properties that we acquire ? our ability to execute our business strategies and other corporate actions; ? outcome of shareholder approvals related to the warrants and issuance of equity in connection with the 1.5 Lien Notes and 1.75 Lien Term Loans; ? decisions to pay interest on the 1.5 Lien Notes and 1.75 Lien Term Loans in cash, common shares or additional indebtedness; and ? our ability to continue as a going concern
It is important to communicate expectations of future performance to investors. However, events may occur in the future that EXCO is unable to accurately predict, or over which EXCO has no control. Users of the financial statements are cautioned not to place undue reliance on any forward-looking statements. When considering EXCO’s forward-looking statements, investors are urged to read the cautionary statements and the risk factors included in EXCO’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 and its other periodic filings with the SEC.
Any number of factors could cause actual results to differ materially from those in EXCO’s forward-looking statements, including, but not limited to, the volatility of oil and natural gas prices, future capital requirements and the availability of capital and financing, uncertainties about reserve estimates, the outcome of future drilling activity, environmental risks and regulatory changes. Revenues, operating results and financial condition substantially depend on prevailing prices for oil and natural gas and the availability of capital. Declines in oil or natural gas prices may have a material adverse effect on financial condition, liquidity, results of operations, the amount of oil or natural gas that we can produce economically and the ability to fund operations. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. EXCO undertakes no obligation to publicly update or revise any forward-looking statements.